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                                                                    EXHIBIT 21.1

                            STERLING COMMERCE, INC.
                              LIST OF SUBSIDIARIES

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                                                                JURISDICTION
NAME                                                           OF INCORPORATION
----                                                           ----------------
Domestic
Sterling Commerce, Inc., a Wyoming corporation................  Wyoming
Sterling Commerce (America), Inc..............................  Delaware
  Sterling Commerce (Mid America), Inc........................  Michigan
Sterling Commerce (Northern America), Inc.....................  Delaware
Sterling Commerce (U.S.), Inc.................................  Delaware
Sterling Commerce International, Inc..........................  Delaware
Sterling Commerce Leasing, Inc................................  Delaware
Sterling Commerce (Eastern), Inc..............................  Delaware
Sterling Commerce (U.S.), LP..................................
International
Sterling Commerce B.V.........................................  Netherlands
Sterling Commerce International Sales Corporation.............  Barbados
Sterling Commerce International SARL..........................  France
Sterling Commerce (France), SARL..............................  France
Sterling Commerce GmbH........................................  Germany
Sterling Commerce (UK) Limited................................  United Kingdom
Sterling Electronic Commerce (Canada), Inc....................  Canada
Sterling Commerce (Australia) Pty Limited.....................  Australia
Sterling Commerce (Belgium) BVBA..............................  Belgium
Sterling Commerce do Brasil Ltda..............................  Brazil
Sterling Commerce (Hong Kong) Limited.........................  Hong Kong
Sterling Commerce (Italy) S.r.l...............................  Italy
Sterling Commerce K.K.........................................  Japan
Sterling Commerce (Singapore) Pte. Ltd........................  Singapore
Sterling Commerce (Switzerland) AG............................  Switzerland
Nybyggarren 35:829 AB unat Sterling Commerce (Sweden) AB......  Sweden

Notes:
1. Indented names are subsidiaries of the subsidiary listed immediately above such subsidiary.
2. Inclusion in this exhibit is not a representation that the subsidiary is a significant subsidiary.
3. The voting shares of all subsidiaries are 100% owned by Sterling Commerce, Inc., its subsidiaries or employee nominees.